Exhibit 32.4

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tanger Properties Limited Partnership (the “Operating Partnership”) hereby certifies, to such officer's knowledge, that:

(i)
the accompanying Quarterly Report on Form 10-Q of the Operating Partnership for the period ended June 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date:	August 10, 2020	/s/ James F. Williams
James F. Williams
Vice President and Treasurer Tanger GP Trust, sole general partner of the Operating Partnership (Principal Financial Officer)